Exhibit (h)(ii)

                             PARTICIPATION AGREEMENT

                                      Among

                        DAVIS VARIABLE ACCOUNT FUND, INC.

                            DAVIS DISTRIBUTORS, LLC.

                                       and

                 THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

      THIS AGREEMENT, made and entered into this 29th day of June, 1999, by and among THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. (hereinafter the "Insurance Company"), a Delaware corporation, on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), DAVIS VARIABLE ACCOUNT FUND, INC., a Maryland Corporation (the "Company") and Davis Distributors, LLC., a Colorado Limited Liability Company ("Davis Distributors").

      WHEREAS, the Company engages in business as an open-end management investment company and is available to act as the investment vehicle for variable annuity and life insurance contracts to be offered by separate accounts of insurance companies which have entered into participation agreements substantially similar to this Agreement ("Participating Insurance Companies") and for qualified retirement and pension plans ("Qualified Plans"); and

      WHEREAS, the beneficial interest in the Company is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and

      WHEREAS, the Company has obtained, or warrants and agrees that prior to any issuance or sale of shares it will obtain an order from the Securities and Exchange Commission (the "SEC"), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Company to be sold to and held by Qualified Plans and by variable annuity and variable life insurance separate accounts of Participating Insurance Companies that may or may not be affiliated with one another (the "Mixed and Shared Funding Exemptive Order"); and


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

      WHEREAS, the Company has registered, or warrants and agrees that prior to any issuance or sale of its shares it will register as an open-end management investment company under the 1940 Act and the offering of its shares has been registered, or warrants and agrees that prior to any issuance or sale its shares will be registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

      WHEREAS, Davis Distributors is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

      WHEREAS, Davis Distributors is a wholly owned subsidiary of Davis Selected Advisers, L.P. which is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law; and

      WHEREAS, the Insurance Company has registered under the 1933 Act, or will register under the 1933 Act, certain variable annuity or variable life insurance contracts identified on Schedule B to this Agreement, as amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts"); and

      WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the board of directors of the Insurance Company on the date shown for that Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

      WHEREAS, the Insurance Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares in the Funds listed on Schedule C to this Agreement as amended from time to time, at net asset value on behalf of each Account to fund the Contracts;

      NOW, THEREFORE, in consideration of their mutual promises, the Insurance Company, the Company and Davis Distributors agree as follows:

ARTICLE I. Sale of Company Shares

      1.1. Davis Distributors agrees to sell to the Insurance Company those shares of the Company which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Company or its designee of the order for the shares of the Company. For purposes of this
Section 1.1, the Insurance Company, or its designee, shall be the designee of the Company for receipt of such orders from the Accounts and receipt by such designee shall constitute receipt by the Company; provided that the Company receives notice of such order by 10:00 a.m., Eastern Time, on the next following Business Day. In this Agreement, "Business

Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Company calculates its net asset value pursuant to the rules of the SEC.

      1.2. The Company agrees to make its shares available for purchase at the applicable net asset value per share by the Insurance Company and its Accounts on those days on which the Company calculates its Funds' net asset values pursuant to rules of the SEC and the Company shall use reasonable efforts to calculate its Funds' net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the directors of the Company may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the directors of the Company acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of that Fund.

      1.3. The Company agrees that shares of the Company will be sold only to Accounts of Participating Insurance Companies and to Qualified. Plans. No shares of any Fund will be sold to the general public.

      1.4. The Company will not sell its shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.4, 3.4, 3.5, and Article VII of this Agreement is in effect to govern such sales.

      1.5. The Company agrees to redeem, on the Insurance Company's request, any full or fractional shares of the Company held by the Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Company or its designee of the request for redemption. However, if one or more Funds has determined to settle redemption transactions for all of its shareholders on a delayed basis (more than one business day, but in no event more than three Business Days, after the date on which the redemption order is received, unless otherwise permitted by an order of the SEC under Section 22(e) of the 1940 Act), the Company shall be permitted to delay sending redemption proceeds to the Insurance Company by the same number of days that the Company is delaying sending redemption proceeds to the other shareholders of the Fund. For purposes of this Section 1.5, the Insurance Company shall be the designee of the Company for receipt of requests for redemption from each Account and receipt by that designee shall constitute receipt by the Company; provided that the Company receives notice of the request for redemption by 10:00 a.m., Eastern Time, on the next following Business Day.

      1.6. The Insurance Company agrees to purchase and redeem the shares of each Fund listed on Schedule C to this Agreement, as amended from time to time, and offered by the then-current prospectus of the Company in accordance with the provisions of that prospectus.

      1.7. Each purchase, redemption and exchange order placed by the Insurance Company shall be placed separately for each Fund and shall not be netted with respect to any Fund. However, with respect to payment of the purchase price by the Insurance Company and of redemption proceeds by


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

the Company, the Insurance Company and the Company shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment for all of the Funds. Payment shall be in federal funds transmitted by wire. In the event of net purchase, the Insurance Company shall pay for the Funds' shares by 3:00 p.m. Eastern time on the next Business Day after an order to purchase shares is made in accordance with the provisions of Section 1.1 hereof. For the purpose of Sections 2.9 and 2.10, upon receipt by the Company of the wired federal funds, such funds shall cease to be the responsibility of the Insurance Company and shall become the responsibility of the Company. In the event of net redemption, the Company shall pay the redemption proceeds by 3:30 p.m. Eastern time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.5 hereof. However, payment may be postponed under unusual circumstances, such as when normal trading is not taking place on the New York Stock Exchange, an emergency as defined by the SEC exists, or as permitted by the SEC.

      1.8. Issuance and transfer of the Company's shares will be by book entry only. Stock certificates will not be issued to the Insurance Company or any Account. Shares ordered from the Company will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

      1.9. The Company shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Insurance Company of any income, dividends or capital gain distributions payable on the Funds' shares. The Insurance Company hereby elects to receive all income dividends and capital gain distributions payable on a Fund's shares in additional shares of that Fund. The Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Company shall notify the Insurance Company of the number of shares issued as payment of dividends and distributions.

      1.10. The Company shall make the net asset value per share for each Fund available to the Insurance Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make those per-share net asset values available by 7:00 p.m., Eastern Time. In the event that the Company is unable to meet the 7:00 p.m. Eastern time stated herein, it shall provide additional time for the Insurance Company to place orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which the Company takes to make the net asset value available to the Insurance Company. In accordance with
Section 8.3(a)(iii) hereof, if the Company provides materially incorrect share net asset value information, the Company may make an adjustment to the number of shares purchased or redeemed for the Account to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported to the Insurance Company promptly upon discovery.

ARTICLE II. Representations, Warranties and Agreements

      2.1. The Insurance Company represents, warrants and agrees that the offerings of the Contracts are, or will be, registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with applicable state insurance suitability requirements. The Insurance Company further represents that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Delaware insurance law and has registered, or warrants and agrees that prior to any issuance or sale of the Contracts it will register, the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

      2.2. The Company warrants and agrees that Company shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sale in compliance with the laws of the State of Maryland and all applicable federal securities laws and that the Company is and shall remain registered under the 1940 Act. The Company warrants and agrees that it shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Company shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Company or Davis Distributors.

      2.3. The Company represents that each Fund is currently, or will elect at the earliest opportunity to be, qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and warrants and agrees that it will make all reasonable efforts to maintain each Fund's qualification (under Subchapter M or any successor or similar provision) and that it will notify the Insurance Company immediately upon having a reasonable basis for believing that any Fund has ceased to so qualify or might not so qualify in the future.

      2.4. The Insurance Company represents that the Contracts are currently treated as annuity or life insurance contracts under applicable provisions of the Code and warrants and agrees that it will make every effort to maintain such treatment and that it will notify the Company and Davis Distributors immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

      2.5. The Company may elect to make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Company undertakes to have a board of directors, a majority of whom are not interested persons of the Company, formulate and approve any plan under Rule l2b-1 to finance distribution expenses.

      2.6. The Company makes no representation or warranty as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies or will comply with the insurance laws or regulations of the various states.

      2.7. The Company represents that it is lawfully organized and validly existing under the laws of the State of Maryland and represents, warrants and agrees that it does and will comply in all material respects with the 1940 Act and the laws of the State of Maryland.

      2.8. Davis Distributors represents that it is and warrants that it shall remain duly registered as a broker-dealer under all applicable federal and state securities laws and agrees that it shall perform its obligations for the Company in compliance in all material respects with the laws of the State of New Mexico and any applicable state and federal securities laws.

      2.9. The Company and Davis Distributors represent and warrant that all of their officers, employees, investment advisers, investment sub-advisers, and other individuals or entities described in Rule l7g-1 under the 1940 Act dealing with the money and/or securities of the Company are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Company in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. That fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.10. The Insurance Company represents and warrants that all of its officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Company are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Company, in an amount not less than $1 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.11. Each party represents that it will use its best efforts to ensure that the systems that would materially affect the performance of this Agreement will be fully tested and year 2000 compliant prior to December 31, 1999 and they will function without material disruption of such party's ability to perform this Agreement in the year 2000 and beyond.

ARTICLE III. Disclosure Documents and Voting

      3.1. Davis Distributors shall provide the Insurance Company (at the Insurance Company's expense) with as many copies of the current prospectus for each Fund listed on Schedule C herein as the Insurance Company may reasonably request for distribution to prospective purchasers of contracts. Davis Distributors shall also provide the Insurance Company (free of charge) with as many copies of the current prospectus for each Fund listed on Schedule C herein as the Insurance Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by shares of such Fund(s). If requested by the Insurance Company in lieu thereof, the Company shall provide such documentation (including a final copy of the new prospectus as set in type at the Company's expense) and other assistance as is reasonably necessary in order for the Insurance Company once each year (or more frequently if the prospectus for the Company is amended) to have the prospectus for the Contracts and the Company's prospectus printed together in one document (at the Insurance Company's expense).

      3.2. The Company's prospectus shall state that the Statement of Additional Information for the Company (the "SAI") is available from the Company, and Davis Distributors (or the Company), at its expense, shall print and provide the SAI free of charge to the Insurance Company and to any owner of a Contract or prospective owner who requests the SAI.

      3.3. The Company, at its expense, shall provide the Insurance Company with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as the Insurance Company shall reasonably require for distributing to Contract owners.

      3.4. If and to the extent required by law, the Insurance Company shall:

            (i)   solicit voting instructions from Contract owners;

            (ii) vote the Company shares of each Fund in accordance with instructions received from Contract owners; and

            (iii) vote Company shares for which no instructions have been received in the same proportion as Company shares of that Fund for which instructions have been received;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Insurance Company reserves the right to vote Company shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Company calculates voting privileges in a manner consistent with the standards set forth on Schedule D attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies. The Insurance Company shall fulfill its obligation under, and abide by the terms and conditions of, the Mixed and Shared Funding Exemptive Order.

      3.5. The Company will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Company will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Company currently intends, comply with Section 16(c) of the 1940 Act as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Company will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

      4.1. The Insurance Company shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, Davis Selected Advisers, L.P., or Davis Distributors is named, at least five Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material.

      4.2. The Insurance Company shall not give any information or make any representations or statements on behalf of the Company or concerning the Company in connection with the sale of the Contracts other than the information or representations contained in the Company's registration statement, prospectus or SAI, as that registration statement, prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Company, or in sales literature or other promotional material approved by the Company or its designee or by Davis Distributors, except with the permission of the Company or Davis Distributors.

      4.3. The Company, Davis Distributors, or its designee shall furnish, or shall cause to be furnished, to the Insurance Company or its designee, each piece of sales literature or other promotional material in which the Insurance Company or the Account is named at least five Business Days prior to its use. No such material shall be used if the Insurance Company or its designee reasonably objects to such use within five Business Days after receipt of that material.

      4.4. The Company and Davis Distributors shall not give any information or make any representations on behalf of the Insurance Company or concerning the Insurance Company, any Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as that registration statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in published reports for any Account which are in the public domain or approved by the Insurance Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Insurance Company or its designee, except with the permission of the Insurance Company.

      4.5. The Company will provide to the Insurance Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, proxy statement, piece of sales literature or other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relate to the Company or its shares, contemporaneously with the filing of the document with the SEC, the NASD, or other regulatory authorities.

      4.6. The Insurance Company will provide to the Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, solicitation for voting instructions, piece of sales literature and other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relates to the Contracts or the Account, contemporaneously with the filing of the document with the SEC, the NASD, or other regulatory authorities.

      4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements, newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, shareholder newsletters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

      4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested.

ARTICLE V. Fees and Expenses

      5.1. The Company and Davis Distributors shall pay no fee or other compensation to the Insurance Company under this agreement, except as set forth in Section 5.4.

      5.2. All expenses incident to performance by the Company under this Agreement shall be paid by the Company. The Company shall see to it that any offering of its shares is registered and that all of its shares are authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Company or Davis Distributors, in accordance with applicable state laws prior to their sale. The Company shall bear the cost of registration and qualification of the Company's shares, preparation and filing of the Company's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Company's shares.


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

      5.3. The Insurance Company shall bear the expenses of printing and distributing to Contract owners the Contract prospectuses and of distributing to Contract owners the Company's prospectus, proxy materials and reports.

      5.4. The Insurance Company bears the responsibility and correlative expense for administrative and support services for Contract owners. Davis Distributors recognizes the Insurance Company, on behalf of each Account, as the sole shareholder of shares of the Company issued under this Agreement. From time to time, Davis Distributors may pay amounts from its past profits to the Insurance Company for providing certain administrative services for the Company or for providing other services that relate to the Company. In consideration of the savings resulting from such arrangement, and to compensate the Insurance Company for its costs, Davis Distributors agrees to pay to the Insurance Company an amount equal to 20 basis points (0.20%) per annum of the average aggregate amount invested by the Insurance Company in the Company under this Agreement up to $300 million of assets invested in the Company, and 25 basis points (0.25%) per annum for any amount exceeding $300 million invested by the Insurance Company in the Company under this Agreement. Such payments will be made monthly, and only when the average aggregate amount invested exceeds $1,000,000. The parties agree that such payments are for administrative services and investor support services, and do not constitute payment for investment advisory, distribution or other services. Payment of such amounts by Davis Distributors shall not increase the fees paid by the Company or its shareholders.

ARTICLE VI. Diversification

      6.1. The Company will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 relating to the diversification requirements for variable annuity, endowment, modified endowment or life insurance contracts and any amendments or other modifications to that Section or Regulation at all times necessary to satisfy those requirements.


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

ARTICLE VII. Potential Conflicts

      7.1. The directors of the Company will monitor each Fund for the existence of any material irreconcilable conflict between the interests of the variable Contract owners of all separate accounts investing in the Company and the participants of all Qualified Plans investing in the Company. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of variable contract owners. The directors of the Company shall promptly inform the Insurance Company if they determine that an irreconcilable material conflict exists and the implications thereof. The directors of the Company shall have sole authority to determine whether an irreconcilable material conflict exists and their determination shall be binding upon the Insurance Company.

      7.2. The Insurance Company and Davis Distributors each will report promptly any potential or existing conflicts of which it is aware to the directors of the Company. The Insurance Company and Davis Distributors each will assist the directors of the Company in carrying out their responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the directors of the Company with all information reasonably necessary for them to consider any issues raised. This includes, but is not limited to, an obligation by the Insurance Company to inform the directors of the Company whenever Contract owner voting instructions are to be disregarded. These responsibilities shall be carried out by the Insurance Company with a view only to the interests of the Contract owners and by Davis Distributors with a view only to the interests of Contract owners and Qualified Plan participants.

      7.3. If it is determined by a majority of the directors of the Company, or a majority of the directors who are not interested persons of the Company, any of its Funds, or Davis Distributors (the "Independent Directors"), that a material irreconcilable conflict exists, the Insurance Company and/or other Participating Insurance Companies or Qualified Plans that have executed participation agreements shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets attributable to some or all of the separate accounts from the Company or any Fund and reinvesting those assets in a different investment medium, including (but not limited to) another Fund of the Company, or submitting the question whether such segregation should be implemented to a vote of all affected variable contract owners and, as appropriate, segregating the assets of any appropriate group (e.g., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected variable contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account and obtaining any necessary approvals or orders of the SEC in connection therewith.

      7.4. If a material irreconcilable conflict arises because of a decision by the Insurance Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurance Company may be required, at the Company's election, to withdraw the affected Account's investment in the Company and terminate this Agreement with respect to that Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Company gives written notice that this provision is being implemented, and, until the end of that six month period, the Company shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Company.

      7.5. If a material irreconcilable conflict. arises because a particular state insurance regulator's decision applicable to the Insurance Company conflicts with the majority of other state regulators, then the Insurance Company will withdraw the affected Account's investment in the Company and terminate this Agreement with respect to that Account within six months after the directors of the Company inform the Insurance Company in writing that they have determined that the state insurance regulator's decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six month period, the Company shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Company.

      7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts. The Insurance Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the directors of the Company determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Insurance Company will withdraw the Account's investment in the Company and terminate this Agreement within six (6) months after the directors of the Company inform the Insurance Company in writing of the foregoing determination, provided, however, that the withdrawal and termination shall be limited to the extent required by the material irreconcilable conflict, as determined by a majority of the Independent Directors.

      7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding

Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Company and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent those rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to those Sections are contained in the Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

      8.1. Indemnification By The Insurance Company

      8.1(a). The Insurance Company agrees to indemnify and hold harmless the Company and each director, officer, employee or agent of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and ail losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or redemption of the Company's shares or the Contracts and:

            (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Insurance Company by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or shares of the Company;

            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature of the Company not supplied by the Insurance Company, or persons under its control) or wrongful conduct of the Insurance Company or persons under its control, with respect to the sale or distribution of the Contracts or Company Shares;

            (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature of the Company or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Insurance Company;

            (iv) arise as a result of any failure by the Insurance Company to provide the services and furnish the materials under the terms of this Agreement; or

            (v) arise out of or result from any material breach of any representation, warranty or agreement made by the Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

      8.1(b). The Insurance Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from that Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of that Indemnified Party's duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Company, whichever is applicable.

      8.1(c). The Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless that Indemnified Party shall have notified the Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon that Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Insurance Company of its obligations hereunder except to the extent that the Insurance Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Insurance Company of any such claim shall not relieve the Insurance Company from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurance Company shall be entitled to participate, at its own expense, in the defense of the action. The Insurance Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provide, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Insurance Company, the Insurance Company shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Insurance Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Insurance Company to the Indemnified Party of the Insurance Company's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by the party independently in connection with the defense thereof other than reasonable costs of investigation.

      8.1(d). The Indemnified Parties will promptly notify the Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Company's shares or the Contracts or the operation of the Company.

      8.2. Indemnification by Davis Distributors

      8.2(a). Davis Distributors agrees to indemnify and hold harmless the Insurance Company and each of its directors, officers, employees or agents, and each person, if any, who controls the Insurance Company within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Davis Distributors) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition or redemption of the Company's shares or the Contracts and:

            (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if the statement or omission or alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Davis Distributors or the Company by or on behalf of the Insurance Company for use in the registration statement, prospectus, or statement of additional information for the Company or in sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Company shares;

            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature for the Contracts not supplied by Davis Distributors or persons under its control) or wrongful conduct of the Company, Davis Distributors or persons under their control, with respect to the sale or distribution of the Contracts or shares of the Company;

            (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Company by or on behalf of the Company;

            (iv) arise as a result of any failure by the Company to provide the services and famish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

            (v) arise out of or result from any material breach of any representation, warranty or agreement made by Davis Distributors in this Agreement or arise out of or result from any other material breach of this Agreement by Davis Distributors;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

      8.2(b) Davis Distributors shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Insurance Company or the Account, whichever is applicable.

      8.2(c) Davis Distributors shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified Davis Distributors in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve Davis Distributors of its obligations hereunder except to the extent that Davis Distributors has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify Davis Distributors of any such claim shall not relieve Davis Distributors from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Davis Distributors will be entitled to participate, at its own expense, in the defense thereof. Davis Distributors also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Davis Distributors, Davis Distributors shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall Davis Distributors be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from Davis Distributors to the Indemnified Party of Davis Distributors' election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Davis Distributors will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

      8.2(d) The Insurance Company agrees to notify Davis Distributors promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

      8.3 Indemnification By the Company

      8.3(a). The Company agrees to indemnify and hold harmless the Insurance Company, and each of its directors, officers, employees and agents, and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of any director(s) of the Company, are related to the operations of the Company or:

            (i) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement);

            (ii) arise out of or result from any material breach of any representation, warranty or agreement made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

            (iii) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate for any Fund. With respect to net asset value information, the Company will make a determination, in accordance with SEC guidelines, as to whether an error has occurred. Any correction of pricing errors shall be accomplished using the least costly corrective action, as agreed to by the Company in writing. In no event shall the Company be required to reimburse for pricing errors caused by conditions beyond the control of the Company or its agent, including, but not limited to, Acts of God, fires, electrical or phone outages.

as limited by, and in accordance with the provisions of, Sections 8.3(b) and 8.3(c) hereof.

      8.3(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Insurance Company, the Company, Davis Distributors or the Account, whichever is applicable.

      8.3(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations hereunder except to the extent that the Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company will be entitled to participate, at its own expense, in the defense thereof. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provide, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume said defense, but shall pay the costs and expenses there4 (except that in no event shall the Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Company to the Indemnified Party of the Company's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

      8.3(d). The Insurance Company and Davis Distributors agree promptly to notify the Company of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Company.

ARTICLE IX. Applicable Law

      9.1. This Agreement shall be construed and provisions hereof interpreted under and in accordance with the laws of the State of Maryland.

      9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including any exemptions from those statutes, rules and regulations the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

      10.1. This Agreement shall terminate:

      (a) at the option of any party upon one year advance written notice to the other parties; provided, however, such notice shall not be given earlier than one year following the date of this Agreement; or

      (b) at the option of the Insurance Company to the extent that shares of Funds are not reasonably available to meet the requirements of the Contracts as determined by the Insurance Company, provided, however, that such a termination shall apply only to the Fund(s) not reasonably available. Prompt written notice of the election to terminate for such cause shall be furnished by the Insurance Company to the Company and Davis Distributors; or

      (c) at the option of the Company or Davis Distributors, in the event that formal administrative proceedings are instituted against the Insurance Company by the NASD, the SEC, an insurance commissioner or any other regulatory body regarding the Insurance Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Company's shares, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Insurance Company to perform its obligations under this Agreement; or

      (d) at the option of the Insurance Company in the event that formal administrative proceedings are instituted against the Company or Davis Distributors by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Insurance Company determines in its sole judgement exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company or Davis Distributors to perform its obligations under this Agreement; or

      (e) with respect to any Account, upon requisite vote of the Contract owners having an interest in that Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Insurance Company will give at least 30 days' prior written notice to the Company of the date of any proposed vote to replace the Company's shares; or

      (f) at the option of the Insurance Company, in the event any of the Company's shares are not registered, issued or sold in accordance with applicable state and/or federal law or exemptions therefrom, or such law precludes the use of those shares as the underlying investment media of the Contracts issued or to be issued by the Insurance Company; or

      (g) at the option of the Insurance Company, if the Company ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Insurance Company reasonably believes that the Company may fail to so qualify; or

      (h) at the option of the Insurance Company, if the Company fails to meet the diversification requirements specified in Article VI hereof; or

      (i) at the option of either the Company or Davis Distributors, if (1) the Company or Davis Distributors, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse ' publicity will have a material adverse impact upon the business and operations of either the Company or Davis Distributors, (2) the Company or Davis Distributors shall notify the Insurance Company in writing of that determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Insurance Company and any other changes in circumstances since the giving of such a notice, the determination of the Company or Davis Distributors shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

      (j) at the option of the Insurance Company, if (1) the Insurance Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Company or Davis Distributors has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Insurance Company, (2) the Insurance Company shall notify the Company and Davis Distributors in writing of the determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Company and/or Davis Distributors and any other changes in circumstances since the giving of such a notice, the determination shall continue to apply on the sixtieth (60th) day following the giving of the notice, which sixtieth day shall be the effective date of termination.

      10.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

      10.3. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

      (a) In the event that any termination is based upon the provisions of
      Article VII, or the provision of Section 10.1(a), 10.1(i) or 10.1(j) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions; and

      (b) in the event that any termination is based upon the provisions of
      Section 10.1(c) or 10.1(d) of this Agreement, the prior written notice shall be given at least ninety (90) days before the effective date of termination; provided that any party may terminate this Agreement immediately with respect to any Fund if such party reasonably determines that continuing to perform under this Agreement would violate any state or federal law.

      10.4. Notwithstanding any termination of this Agreement, subject to
Section 1.2 of this Agreement and for so long as the Company continues to exist, the Company and Davis Distributors shall at the option of the Insurance Company, continue to make available additional shares of the Company pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement ("Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments from any other investment option to any Fund, redeem investments in the Company and/or invest in the Company upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of Article VII terminations shall be governed by Article VII of this Agreement.

      10.5. The Insurance Company shall not redeem Company shares attributable to the Contracts (as opposed to Company shares attributable to the Insurance Company's assets held in the Account) except (i) as necessary to implement Contract-owner-initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (a "Legally Required Redemption"). Upon request, the Insurance Company will promptly furnish to the Company and Davis Distributors the opinion of counsel for the Insurance Company (which counsel shall be reasonably satisfactory to the Company and Davis Distributors) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption.

ARTICLE XI. Notices

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of that other party set forth below or at such other address as the other party may from time to time specify in writing.

      If to the Company:
        124 East Marcy Street
        Santa Fe, New Mexico 87501
        Attention: Thomas Tays, Vice President

If to the Insurance Company:
  The Guardian Insurance & Annuity Company, Inc.
  7 Hanover Square
  New York, New York 10004
  Attention: John M. Smith, Executive Vice President

If to Davis Distributors:
  124 East Marcy Street
  Santa Fe, New Mexico 87501
  Attention: Thomas Tays, Vice President

ARTICLE XII. Miscellaneous

      12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party unless and until that information may come into the public domain.

      12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit those authorities reasonable access to its books and records in connection with any lawful investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      12.7. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, that no party may assign this Agreement without the prior written consent of the others.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

                                       THE GUARDIAN INSURANCE & ANNUITY
                                             COMPANY, INC.
                                       ("Insurance Company")
                                       By its authorized officer,


                                       By: /s/ John M. Smith
                                           -----------------------------------
                                       Title: Executive Vice President
                                       Date: June 29, 1999

                                       DAVIS VARIABLE ACCOUNT FUND
                                       ("Company")
                                       By its authorized officer,


                                       By: /s/ Thomas Tays
                                           -----------------------------------
                                       Title: Vice President
                                       Date: June 30, 1999


                                       DAVIS DISTRIBUTORS, LLC
                                       ("Davis Distributors")
                                       By its authorized officer,


                                       By: /s/ Thomas Tays
                                           -----------------------------------
                                       Title: Vice President
                                       Date: June 30, 1999

                                   Schedule A
                                    Accounts

Name of Account                        Date of Resolution of Insurance Company's
                                       Board which Established the Account

The Guardian Separate Account E        September 26, 1996

                                   Schedule B
                                   Contracts

1. The Guardian Investor Retirement Asset Manager
       (Contract No. IVA 2020)

                                   Schedule C
                                       to
                             Participation Agreement

Name of Fund
------------

Davis Financial Portfolio
Davis Real Estate Portfolio
Davis Value Portfolio


Dated: June__, 1999

                                   Schedule D
                             Proxy Voting Procedure

      The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Company by Davis Distributors, the Company and the Insurance Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Insurance Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

1. The number of proxy proposals is given to the Insurance Company by Davis Distributors as early as possible before the date set by the Company for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time Davis Distributors will inform the Insurance Company of the Record, Mailing and Meeting dates. This will be done verbally, with confirmation following promptly in writing, approximately two months before meeting.

2. Promptly after the Record Date, the Insurance Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract-owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts of the Record Date.

      Note: The number of proxy statements is determined by the activities described in Step #2. The Insurance Company will use its best efforts to call in the number of Customers to Davis Distributors, as soon as possible, but no later than one week after the Record Date.

3. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Insurance Company by the Company. The Insurance Company, at its expense, shall produce and personalize the Voting Instruction cards. Davis Distributors must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

            a.    name (legal name as found on account registration)
            b.    address
            c.    Fund or account number
            d.    coding to state number of units
            e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Company).

      (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

4. During this time, Davis Distributors will develop, produce, and the Company will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Insurance Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to customers by Insurance Company will include:

            a.    Voting Instruction Card(s)
            b.    One proxy notice and statement (one document)
            c. Return envelope (postage pre-paid by Insurance Company) addressed to the Insurance Company or its tabulation agent
            d. "Urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Contract owners to vote as quickly as possible and that their vote is important. One copy will be supplied by the Company.)
            e. Cover letter - optional, supplied by Insurance Company and reviewed and approved in advance by Davis Distributors.

5. The above contents should be received by the Insurance Company approximately 3-5 business days before mail date, and in no event later than 3 business days before mail date. Individual in charge at Insurance Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Davis Distributors.

6.    Package mailed by the Insurance Company.

      * The Company must allow at least a 15-day solicitation time to the Insurance Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

7. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often-used procedure is to sort cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

      Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure.

8. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to the Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Such mutilated or illegible Cards are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

9. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

10. The actual tabulation of votes is done in units and then converted to shares. (It is very important that the Company receives the tabulations stated in terms of a percentage and the number of shares.) Davis Distributors must review and approve tabulation format.

11. Final tabulation in shares is verbally given by the Insurance Company to Davis Distributors on the day of the meeting not later than 1:00 p.m. Eastern time. Davis Distributors may request an earlier deadline if required to calculate the vote in time for the meeting.

12. A Certificate of Mailing and Authorization to Vote Shares will be required from the insurance Company as well as an original copy of the final vote. Davis Distributors will provide a standard form for each Certification.

13. The Insurance Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Davis Distributors will be permitted reasonable access to such Cards.

14. All approvals and "signing-off' may be done orally, but must always be followed up in writing. For this purpose, signatures transmitted by facsimile will be acceptable.

                                    ADDENDUM
                                       TO

                             PARTICIPATION AGREEMENT

ADDENDUM dated March 31, 2000, to the PARTICIPATION AGREEMENT (the "PARTICIPATION AGREEMENT") among DAVIS VARIABLE ACCOUNT FUND, INC., DAVIS DISTRIBUTORS, LLC. and THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. dated June 29, 1999.

In consideration of the mutual benefits which the parties anticipate, they hereby agree to amend the PARTICIPATION AGREEMENT as follows:

I. In addition to the Accounts already listed on Schedule A, the following Accounts are added:

 Name of Account                            Date of Resolution of Insurance
                                            Company's Board which Established
                                            the Account

 The Guardian Separate Account N            September 23, 1999
 The Guardian Separate Account D            1989
 The Guardian Separate Account A            1981

II. In addition to the Contracts already listed on Schedule B, the following Contracts are added:

Park Avenue VUL-Millennium Series
Park Avenue SVUL-Millennium. Series
The Guardian Investor Individual Annuity Contract
  Value Guard II

 All other terms of the PARTICIPATION AGREEMENT remain unchanged.

IN WITNESS WHEREOF, the parties have duly executed and sealed this ADDENDUM, all as of the date first written above.

                                        THE GUARDIAN INSURANCE & ANNUITY
                                          COMPANY, INC.
                                        ("Insurance Company")
                                        By its authorized officer,


                                        By: /s/ Bruce C. Long
                                            ------------------------------------
                                        Title: Executive Vice President,
                                                 Equity Products
                                        Date: __________________________________


                                        DAVIS VARIABLE ACCOUNT FUND
                                        ("Company')
                                        By its authorized officer,


                                        By: /s/ Thomas Tays
                                            ------------------------------------
                                        Title: Vice President
                                        Date: __________________________________


                                        DAVIS DISTRIBUTORS, LLC
                                        ("Davis Distributors")
                                        By its authorized officer,


                                        By: /s/ Thomas Tays
                                            ------------------------------------
                                        Title: Vice President
                                        Date: __________________________________

                                 SECOND ADDENDUM

                                       TO

                             PARTICIPATION AGREEMENT

SECOND ADDENDUM dated October 5, 2000, to the PARTICIPATION AGREEMENT (the "PARTICIPATION AGREEMENT") among DAVIS VARIABLE ACCOUNT FUND, INC., DAVIS DISTRIBUTORS, LLC. and THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. dated June 29, 1999; and to the ADDENDUM TO PARTICIPATION AGREEMENT (the "FIRST ADDENDUM") dated March 2000.

 In consideration of the mutual benefits which the parties anticipate, they hereby agree to amend the PARTICIPATION AGREEMENT and FIRST ADDENDUM as follows:

I. In addition to the Accounts already listed on Schedule A, the following Accounts are added:

Name of Account                         Date of Resolution of Insurance
                                        Company's Board which Established
                                        the Account

Separate Account K                      Established November 18, 1993

II. In addition to the Contracts already listed on Schedule B, the following Contracts are added:

Park Avenue Life Millennium Series

All other terms of the PARTICIPATION AGREEMENT and FIRST ADDENDUM remain unchanged.

IN WITNESS WHEREOF, the parties have duly executed and sealed this ADDENDUM, all as of the date first written above.

                                       THE GUARDIAN INSURANCE & ANNUITY
                                         COMPANY, INC.
                                       ("Insurance Company")
                                       By its authorized officer,


                                       By: /s/ Bruce C. Long
                                           -------------------------------------
                                       Title: Executive Vice President,
                                                Equity Products
                                       Date: October 5, 2000


                                       DAVIS VARIABLE ACCOUNT FUND
                                       ("Company")
                                       By its authorized officer,


                                       By: /s/ Thomas Tays
                                           -------------------------------------
                                       Title: Vice President
                                       Date: 10/9/00


                                       DAVIS DISTRIBUTORS, LLC
                                       ("Davis Distributors")
                                       By its authorized officer,


                                       By: /s/ Thomas Tays
                                           -------------------------------------
                                       Title: Vice President
                                       Date: 10/9/00